UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2025

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd. Suite 250
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2025, Eledon Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that its estimated cash, cash equivalents, and short-term investments as of September 30, 2025 was approximately $93.4 million.

This amount is unaudited and preliminary and is subject to completion of financial closing procedures, including the completion of management’s review. As a result, this amount reflects the Company’s preliminary estimate with respect to its cash, cash equivalents and short-term investments position as of September 30, 2025, based on information currently available to management, and may vary from the Company’s actual financial position as of September 30, 2025 that will be reported in a Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that the Company will file with the U.S. Securities and Exchange Commission. Further, this preliminary estimate is not a comprehensive statement or estimate of the Company’s financial data or financial condition as of September 30, 2025. The unaudited preliminary financial data included in this Item 2.02 has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On November 6, 2025, the Company issued a press release announcing results from its Phase 2 BESTOW trial evaluating tegoprubart for the prevention of organ rejection in patients receiving a de novo kidney transplant. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 7, 2025 and as previously disclosed, the Company is hosting a conference call to discuss the updated Phase 2 BESTOW clinical data. Information about how to access the conference call is included in the press release attached hereto as Exhibit 99.1. A copy of the presentation for the conference call will be posted on the Company’s website at https://ir.eledon.com/investor-relations prior to the conference call.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act or Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 6, 2025, announcing Phase 2 BESTOW trial results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eledon Pharmaceuticals, Inc.

Date:	November 6, 2025	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David Alexandre C. Gros, M.D. Title: Chief Executive Officer